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                                                                EXHIBIT 99.11(b)

                        CONSENT OF INDEPENDENT AUDITORS

PaineWebber Global Equity Fund
(Formerly the Mitchell Hutchins/Kidder, Peabody Global Equity Fund;
One of the portfolios constituting the Mitchell Hutchins/Kidder, Peabody Investment Trust):

We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 12 to Registration Statement No. 33-39659 of our report dated October 14, 1994, appearing in the annual report to shareholders for the year ended August 31, 1994.



Deloitte & Touche LLP
New York, New York
December 21, 1995